Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors
Covenant Transportation Group, Inc.:

We consent to the incorporation by reference in the registration statements (Nos. 333-134939, 033-88686, 333-2654, 333-67559, 333-37356, 333-50174, 333-88486, 333-105880, 333-174582, and 333-189060) on Form S-8 and in the registration statement, as amended, (No. 333-198975) on Form S-3, of Covenant Transportation Group, Inc. of our report dated March 14, 2017, with respect to the consolidated balance sheets of Covenant Transportation Group, Inc. and subsidiaries as of December 31, 2016 and 2015, and the related consolidated statements of operations, comprehensive income, stockholders' equity, and cash flows for each of the years in the three-year period ended December 31, 2016, and the effectiveness of internal control over financial reporting as of December 31, 2016, which report appears in the December 31, 2016 annual report on Form 10-K of Covenant Transportation Group, Inc.

/s/ KPMG LLP

Nashville, Tennessee
March 14, 2017

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